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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ________________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  December 5, 2001



                           Host Marriott Corporation
              (Exact Name of Registrant as Specified in Charter)



          Maryland                   001-05664                    53-0085950
(State or Other Jurisdiction  (Commission File Number)        (I.R.S. Employer
      of Incorporation)                                     Indemnification no.)


             10400 Fernwood Road
             Bethesda, Maryland                            20817
(Address of Principal Executive Offices)                (Zip Code)



      Registrant's telephone number, including area code:  (301) 380-9000


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Item 5.  Other Events.

     Host Marriott Corporation reported the following information today.


                 DISCLOSURE RELATING TO INDEBTEDNESS
                 -----------------------------------


Operating Results
-----------------

     We recorded the following hotel operating statistics for our comparable hotels for the four week accounting periods ended October 5, 2001, and November 2, 2001.

                                     Occupancy    Rate    RevPAR    % Change
                                     ----------  -------  -------  ----------
Four weeks ended October 5, 2001       54.6%     $141.27  $ 77.11    (42.7%)
Four weeks ended November 2, 2001      69.3%     $149.96  $103.94    (25.8%)

     Subsequent to November 2, 2001, we have continued to see improvement in RevPAR, although results are still well below prior year levels. Although we are still experiencing operating difficulties as a result of the economic recession and the effects of the September 11, 2001, terrorist attacks at the New York World Trade Center and the Pentagon and conditions remain volatile, the RevPAR results for our portfolio of hotels, to date, have been slightly better than our managers' initial forecast for the post-September 11th portion of 2001. Similarly, our post-September 11, 2001, operating margins, although below prior year and pre-September 11th levels, have exceeded our managers' initial expectations due to extensive cost-cutting efforts at our properties.

Dividends
---------

     Our Board of Directors has authorized the payment of a dividend of $.625 per share on our Series A, B, and C preferred stock for the fourth quarter of 2001 on January 15, 2002, to holders of record on December 31, 2001. The Board of Directors at the same time decided to temporarily suspend the payment of the dividend on our common stock.

Bank Credit Facility
--------------------

     As a result of the effects on our business of the economic recession and the events of September 11, 2001, we have entered into an amendment to our bank credit facility, effective November 19, 2001, which, among other things, provides more flexibility under certain financial covenants through August 15, 2002. The amendment limits draws under the revolver to not more than $50 million in the first quarter of 2002 and up to $25 million in the second quarter of 2002 (but only to the extent less than $25 million is outstanding from any first quarter draws) of 2002 and increases the interest rate between 25 and 75 basis points on outstanding amounts depending on leverage levels. In addition, the amendment imposes certain restrictions through August 15, 2002, including restricting our ability to pay dividends on our capital stock and our QUIPs unless estimates indicate such payments are necessary to maintain our REIT status and/or unless we are below certain leverage levels. In addition, the amendment places certain limits on our ability to make acquisitions and investments and requires us to use all net proceeds from asset sales (excluding the sale of the Vail Marriott), equity issuances and debt incurrences to repay indebtedness under the bank credit facility. We believe that it is likely that we would meet the applicable ratios necessary to pay the dividends on the preferred, but not the common stock, through August 15, 2002.

     A copy of the credit facility amendment is attached to this Form 8-K as
Exhibit 10.41.

Debt Compliance
---------------

     We are currently in compliance with the terms of our indenture and bank credit facility. As a result of amending financial covenants, we expect to remain in compliance with the credit facility through August 15, 2002, the date after which the modified covenants will return to the levels that were in effect prior to this amendment. We anticipate that we will not be able to comply with certain financial covenants applicable after August 15, 2002. If we fail to comply with any covenant in the bank credit facility, we would be in default. We anticipate that we will have to refinance or repay our bank credit facility or obtain another amendment from our lenders to modify financial covenants. We can offer no assurances that our lenders will agree to further amendments that would be necessary to avoid our being in default under the bank credit facility. Additionally, we cannot assure you that we will be able to obtain the funds necessary to repay the bank credit facility. Moreover, any default under the bank credit facility which results in an acceleration of the final stated maturity would constitute an event of default under our indentures with respect to all outstanding series of senior notes.

     As a result of the effects on our business of the economic recession and the events of September 11, 2001, we anticipate that the consolidated interest coverage ratio under our senor note indenture that is calculated using the four full fiscal quarters ended after March 31, 2002, will likely not be greater than, or equal to 2.0 to 1, which would not constitute a default, but would generally prohibit making restricted payments and incurring indebtedness and issuing disqualified stock under the indenture. Notwithstanding the restricted payment prohibition, however, we are permitted under the indenture to make distributions that are necessary to permit Host REIT to maintain its status as a REIT under the Internal Revenue Code. We intend to continue our practice of distributing quarterly an amount of our available cash sufficient to enable Host REIT to pay quarterly dividends on its preferred stock and common stock as permitted to the extent necessary to satisfy the requirements applicable under the Internal Revenue Code to REITs. We cannot assure you that our failure to have a consolidated coverage ratio of less than 2.0 to 1 will not limit our ability to engage in activities that may be in our long-term best interest.

Forward-looking Statements
--------------------------

     Certain matters discussed herein are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements in this report on Form 8-K by using words or phrases such as "believe," "expect," "may be," "intend," "predict," "project," "plan," "objective," "will be," "should," "estimate," or "anticipate," or the negative thereof or other variations thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this report on Form 8-K to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


     (C)  Exhibits.


Exhibit No.   Description
-----------   -----------

  10.41 Third Amendment and Modification to Amended and Restated Credit Agreement, dated as of June 19, 1997, as amended and restated as of August 5, 1998, and as further amended and restated as of May 31, 2000 among Host Marriott Corporation, Host Marriott, L.P., Various Banks, and Bankers Trust Company, as Administrative Agent dated as of November 19, 2001.




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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HOST MARRIOTT CORPORATION


                                         By:  /s/ Donald D. Olinger
                                            -------------------------
Date:  December 5, 2001                     Name:  Donald D. Olinger
                                            Title: Senior Vice President and
                                                   Corporate Controller